Exhibit 99.1

Spectrum Global Solutions Announces New Definitive Agreement with WaveTech GmbH

Combination with German Technology Company Enables Spectrum to Continue its Previously Announced Business Plan

LONGWOOD, FL, July 16, 2019 (GLOBE NEWSWIRE) -- Spectrum Global Solutions, Inc. (the “Company” or “Spectrum”) (OTCQB: SGSI), a single-source provider of next-generation communications network and professional services to telecommunications and enterprise markets, announces today the Company’s entry into a definitive agreement of acquisition (the “Agreement”) with WaveTech GmbH. (“WT GmbH”). WT GmbH is a German based Company with a technology platform that provides efficient and reliable energy infrastructure for telecommunication networks, data centers and Fortune 1000 clients.

This new Agreement enables Spectrum to combine directly with WT GmbH and take advantage of that company’s extensive platform of patented products that makes energy supply more cost-efficient, reliable and eco-friendly. WT GmbH’s patented approach, Crystal Control Technology (CCT®), dramatically reduces the need for backup energy capital expenditure and associated operating costs for the environmental control and maintenance needed to protect and operate these critical energy assets.

Roger Ponder, CEO of Spectrum stated, “We always believed that the combination with WT GmbH presented a unique growth opportunity for the Company, an expansion into new international markets and an opportunity to provide tangible value to our shareholders.   This new acquisition Agreement does just that with what we believe is a better valuation for our existing assets. We are certainly looking forward to working with WT GmbH’s management team and clients”.

Roger Ponder continued: “With WT GmbH’s business, including its extensive array of patents and products, the consolidated entity will have an agreed upon value of approximately $120 million.  The acquisition shall be effected through a sale and exchange of shares plus cash provided to Spectrum.

Dag Valand, CEO & Founder of WaveTech GmbH stated, “We are excited to join forces with Spectrum. In the last year we have been transitioning from a German based company that provided a unique battery life extension product into an innovative global technology company. We have established a solid platform for commercialization of our CCT® product line with leading global partners and we have a solid pipeline of additional opportunities. This transaction allows us to deliver to our shareholders and the shareholders of Spectrum increased value, capabilities and expanded market presence for which to capitalize on.”

Silas Poel, COO of WaveTech GmbH, stated: “We saw great interest in our products over the last few months from major telecommunications operators all over the globe and the transaction with Spectrum will help us to accelerate our growth. Spectrum has great expertise in this field and a very talented team. We are looking forward to this new chapter in our company and are excited about our common future.”

About Spectrum Global Solutions
Spectrum Global Solutions operates through its subsidiaries, AW Solutions, ADEX Corp and TNS. The Company is a leading provider of telecommunications engineering and infrastructure services across the United States, Canada, Puerto Rico, Guam and Caribbean. For more information about the Company and its technologies visit the Company’s public filings at www.SEC.gov or the Company’s website at https://SpectrumGlobalSolutions.com/

About WaveTech GmbH
WaveTech GmbH is a global next-generation technology platform that is creating the most efficient and reliable energy infrastructure. WaveTech’s extensive platform of products makes energy supply more cost-efficient, reliable and eco-friendly. WaveTech’s patented approach, Crystal Control Technology (CCT®), dramatically reduce the need for backup energy capital expenditure and associated operating costs for the environmental control and maintenance needed to protect and operate these critical energy assets. Additional information regarding WaveTech may be found on WaveTech’s website at http://www.wavetech.de/

Forward-Looking Statements:
The above news release contains forward-looking statements. The statements contained in this document that are not statements of historical fact, including but not limited to, statements identified by the use of terms such as “anticipate,” “appear,” “believe,” “could,” “estimate,” “expect,” “hope,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would,” and other variations or negative expressions of these terms, including statements related to expected market trends and the Company’s performance, are all “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. These statements are based on assumptions that management believes are reasonable based on currently available information, and include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performances and are subject to a wide range of external factors, uncertainties, business risks, and other risks identified in filings made by the company with the Securities and Exchange Commission. Actual results may differ materially from those indicated by such forward-looking statements. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based except as required by applicable law and regulations.

Investor Relations
Spectrum Global Solutions
www.SpectrumGlobalSolutions.com/
561.672.7068